UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017

CNL HEALTHCARE PROPERTIES II, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55777	47-4524619
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue, Orlando, FL		32801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 650-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2017, the board of directors of CNL Healthcare Properties II, Inc. (referred to herein as “we”, “us”, “our” or the “Company”) appointed L. Burke Rainey, age 34, to serve as the Company’s chief accounting officer and vice president, effective as of June 12, 2017. In connection with Mr. Rainey’s appointment, Ixchell C. Duarte, who has served as the Company’s chief accounting officer and senior vice president since January 2016, will resign as the Company’s chief accounting officer and continue to serve as the Company’s senior vice president, effective as of June 12, 2017. Ms. Duarte will assume additional senior leadership responsibilities in accounting and financial reporting with the Company’s sponsor.

Mr. Rainey has served as the Company’s vice president and chief accounting officer since June 2017. He previously served as the Company’s controller from the Company’s inception to June 2017. Mr. Rainey has also served as the controller of CNL Healthcare Properties, Inc., a public non-traded REIT, from April 2014 to June 2017 and as their director of accounting and financial reporting from November 2012 to March 2014. Mr. Rainey also served in comparable positions at Global Income Trust, Inc., a public non-traded REIT, from November 2012 through the completion of its exit strategy and dissolution in December 2015. Prior to joining the Company, Mr. Rainey worked in the assurance practice of Ernst & Young LLP’s Miami office; most recently serving as an audit manager on several multinational clients. He is a licensed certified public accountant in the State of Florida and a chartered global management accountant. Mr. Rainey received a B.B.A with a major in accountancy and an M.S.A with a concentration in financial reporting and assurance services from the Mendoza College of Business at the University of Notre Dame.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 12, 2017, the Company held its 2017 annual meeting of stockholders (the “Annual Meeting”) at its principal offices in Orlando, Florida. Of the 1,289,488 shares of the Company’s common stock that were issued and outstanding as of the record date and entitled to vote at the Annual Meeting, a total of 1,053,944 shares (81.73%) were present in person or represented by proxy at the Annual Meeting, constituting a quorum for the transaction of business.

At the Annual Meeting, the Company’s stockholders (i) elected all five (5) of the nominees, as listed below, to serve on the board of directors of the Company until the 2018 annual meeting of stockholders and until their successors shall have been duly elected and qualified and (ii) ratified the selection of Ernst & Young, LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2017.

Under the Company’s Second Articles of Amendment and Restatement and bylaws, the vote necessary for the election of directors and the ratification of Ernst & Young, LLP is a majority of the votes cast at the meeting at which a quorum is present. Broker non-votes are not counted as votes cast, and accordingly, for the election of directors, broker non-votes had no effect on the results of the election.

The voting results, as certified in the Final Report of the Inspector of Election, are as follows:

I.	The vote to elect five directors of the Company, for a term expiring at the 2018 annual meeting of stockholders and until his successor is duly elected and qualified, was:

Director Nominee	For	Withheld	Broker Non-Votes
Thomas K. Sittema	461,608	964	591,372
Stephen H. Mauldin	461,608	964	591,372
Douglas N. Benham	461,608	964	591,372
J. Chandler Martin	461,608	964	591,372
Dianna F. Morgan	461,608	964	591,372

II.	The vote on the ratification of Ernst & Young, LLP, as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2017, was:

For	Against	Abstain	Broker Non-Votes
1,053,944	0	0	0

No other business was transacted at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNL Healthcare Properties II, Inc.

June 14, 2017

	By:	/s/ Stephen H. Mauldin
Stephen H. Mauldin
Chief Executive Officer, President and Vice Chairman